================================================================================

                      PLAN OF CONVERSION AND REORGANIZATION

                                       OF

                                OSAGE FEDERAL MHC

                                       AND

                                 PLANS OF MERGER

                                      AMONG

                                OSAGE FEDERAL MHC

                          OSAGE FEDERAL FINANCIAL, INC.

                                       AND

                               OSAGE FEDERAL BANK






                            ADOPTED ON JULY 21, 2006




================================================================================

                                                 TABLE OF CONTENTS
Section
Number                                                                                                Page
------                                                                                                ----

    1.   Introduction............................................................................       1
    2.   Definitions.............................................................................       3
    3.   General Procedure for Conversion and Reorganization.....................................       9
    4.   Total Number of Shares and Purchase Price of
           Conversion Stock......................................................................      12
    5.   Subscription Rights of Eligible Account Holders (First Priority)........................      13
    6.   Subscription Rights of the Tax-Qualified Employee Stock
           Benefit Plans (Second Priority).......................................................      14
    7.   Subscription Rights of Supplemental Eligible Account Holders
           (Third Priority)......................................................................      14
    8.   Subscription Rights of Other Members (Fourth Priority)..................................      15
    9.   Community Offering......................................................................      15
    10.  Syndicated Community Offering/Underwritten Public Offering..............................      16
    11.  Limitations on Subscriptions and Purchases of Conversion Stock..........................      17
    12.  Timing of Subscription Offering; Manner of Exercising
           Subscription Rights and Order Forms...................................................      19
    13.  Payment for Conversion Stock............................................................      21
    14.  Account Holders in Nonqualified States or Foreign Countries.............................      22
    15.  Dissenters' Rights......................................................................      22
    16.  Voting Rights of Stockholders...........................................................      22
    17.  Liquidation Account.....................................................................      22
    18.  Transfer of Deposit Accounts............................................................      24
    19.  Requirements Following Conversion and Reorganization for
           Registration, Market Making and Stock Exchange Listing................................      24
    20.  Directors and Officers of the Bank and the Holding Company..............................      24
    21.  Requirements for Stock Purchases by Directors and Officers
          Following the Conversion and Reorganization............................................      25
    22.  Restrictions on Transfer of Stock.......................................................      25
    23.  Restrictions on Acquisition of Stock of the Holding Company.............................      26
    24.  Tax Rulings or Opinions.................................................................      26
    25.  Stock Compensation Plans................................................................      27
    26.  Dividend and Repurchase Restrictions on Stock...........................................      27
    27.  Payment of Fees to Brokers..............................................................      28
    28.  Effective Date..........................................................................      28
    29.  Amendment or Termination of the Plan....................................................      28
    30.  Interpretation of the Plan..............................................................      28

Appendix A - MHC Plan of Merger between Interim Bank No. 1 (formerly the Mutual Holding
Company) and the Bank

Appendix B - Middle Tier Plan of Merger between Interim Bank No. 2 (formerly Middle Tier
Holding Company) and the Bank

Appendix C - Bank Plan of Merger between Interim Bank No. 3 (subsidiary of the Holding
Company) and the Bank

                      PLAN OF CONVERSION AND REORGANIZATION

1.       INTRODUCTION
         ------------

         For purposes of this section, all capitalized terms have the meaning ascribed to them in Section 2.

         In 2004, Osage Federal Bank, formerly Osage Federal Savings and Loan Assocation (the "Bank"), a federally chartered mutual savings association reorganized into the mutual holding company form of organization and converted to a federal stock savings bank (the "MHC Reorganization"). In connection with the MHC Reorganization, Osage Federal Financial, Inc., a federally chartered corporation which owns all of the stock of the Bank ("Middle Tier Holding Company"), sold 684,394 shares (or approximately 30%) of its common stock in a subscription offering at $10.00 per share and issued the remaining 70% to Osage Federal MHC. Upon completion of these transactions, the Bank remained the wholly owned subsidiary of Osage Federal Financial, Inc. As of June 30, 2006, the MHC and the Public Stockholders own an aggregate of 1,596,919 (69.83%) and 690,090 (30.17%) of the outstanding Middle Tier Holding Company Common Stock, respectively. Pursuant to this Plan of Conversion, the Bank will form a new state-chartered stock holding company, Osage Bancshares, Inc. ("Holding Company") and the existing shares of Middle Tier Holding Company Common Stock owned by Public Stockholders will be converted pursuant to an Exchange Ratio into shares of common stock of the Holding Company ("Holding Company Common Stock").

         The Boards of Directors of the Mutual Holding Company, the Middle Tier Holding Company, the Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form pursuant to this Plan of Conversion is in the best interests of the Mutual Holding Company and the Bank, as well as the best interests of their respective Members and Stockholders. The Boards of Directors have determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion will result in the Bank being wholly owned by a state-chartered stock holding company which is owned by public stockholders, which is a more common structure and form of ownership than a mutual holding company. In addition, the Conversion will result in the raising of additional capital for the Bank and the Holding Company to make investments and acquisitions and should result in a more active and liquid market for the Holding Company Common Stock than currently exists for Middle Tier Holding Company Common Stock. The proceeds of the Conversion will enable the Bank to continue to grow its assets and branch office structure, while still maintaining a high level of regulatory capital. Finally, the Conversion is designed to enable the Bank and the Holding Company to compete more effectively in a market which is consolidating.

         In the current transaction, (i) the Middle Tier Holding Company will convert into an interim federal stock savings bank, which will merge with and into the Bank, and (ii) the Mutual Holding Company will convert into an interim federal stock savings bank and merge with and into the Bank, pursuant to which merger Mutual Holding Company will cease to exist and the shares of Middle Tier Holding Company Stock held by the Mutual Holding Company will be canceled. The Mutual Holding Company will cease to exist and a liquidation account will be established for the benefit of depositor Members as of specified dates. Shares of Middle Tier Holding Company Common Stock held by Public Stockholders shall be automatically converted into the right to receive shares of Holding Company Common Stock based on an Exchange Ratio plus cash in lieu of any fractional share interest.

         In connection with the Conversion and Mergers, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale to the public through a Community Offering and/or Syndicated Community Offering and/or Underwritten Public Offering, as determined by the Boards of Directors of the Holding Company and the Bank in their sole discretion.

         The Conversion is intended to raise capital and provide support to the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. The use of the Holding Company will provide greater organizational flexibility and facilitate acquisitions and the opening and/or purchase of additional branch offices.

         This Plan is subject to the approval of the OTS and also must be approved by (1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting, (2) the vote of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock at the Stockholders' Meeting and (3) the vote at the Stockholders' Meeting of at least a majority of the shares of Middle Tier Holding Company Common Stock held by the Public Stockholders.

         After the Conversion, the Bank will continue to be regulated by the OTS, as its chartering authority, and by the FDIC, which insures the Bank's deposits. In addition, the Bank will continue to be a member of the Federal Home Loan Bank System, and all insured savings deposits will continue to be insured by the FDIC up to the maximum amount provided by law.

2.       DEFINITIONS
         -----------

         As used in this Plan, the terms set forth below have the following meanings:

         Account Holder means any person holding a Deposit Account in the Bank.
         --------------

         Acting in  Concert.  The term  Acting  in  Concert  means  (i)  knowing
         ------------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The Holding Company and the Bank may determine, in their sole discretion, whether purchasers are "acting in concert" based upon joint account relationships and/or shared addresses on the records of the Bank.

         Actual Purchase Price means the price per share at which the Conversion
         ---------------------
Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         Affiliate  means a Person who,  directly or indirectly,  through one or
         ---------
more intermediaries, controls or is controlled by or is under common control with the Person specified.

         Associate,  when used to indicate a relationship with any Person, means
         ---------
(i) a corporation or organization (other than the Holding Company, the Mutual Holding Company, the Middle Tier Holding Company, the Bank, a majority-owned subsidiary of the Holding Company, Bank or the Middle Tier Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company, the Mutual Holding Company, the Middle Tier Holding Company or the Bank or any of the subsidiaries of the foregoing.

         Bank means Osage Federal Bank.
         ----

         Bank Common Stock means the common  stock of the Bank,  par value $0.10
         -----------------
per share, which stock is not and will not be insured by the FDIC or any other governmental authority.

         Bank Merger means the merger of Interim Bank No. 3, a subsidiary of the
         -----------
Holding Company, with and into the Bank.

         Code means the Internal Revenue Code of 1986, as amended.
         ----

         Community  Offering means the offering for sale by the Holding  Company
         -------------------
of any shares of Conversion Stock not subscribed for in the Subscription Offering to (i) Public Stockholders, (ii) natural persons residing in the Local Community, and (iii) such other Persons within or without the State of Oklahoma as may be selected by the Holding Company and the Bank within their sole discretion.

         Control (including the terms "controlling," "controlled by," and "under
         -------
common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Conversion  and  Reorganization  means (i) the conversion of the Mutual
         -------------------------------
Holding Company to an interim federal stock savings bank and the subsequent merger, pursuant to which the Mutual Holding Company will cease to exist, (ii) the conversion of Middle Tier Holding Company to an interim federal stock savings bank and merger into Bank, and (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein.

         Conversion  Stock means the Holding  Company  Common Stock to be issued
         -----------------
and sold in the Offerings pursuant to the Plan of Conversion.

         Deposit Account means savings and demand accounts,  including  passbook
         ---------------
accounts, money market deposit accounts and negotiable order of withdrawal accounts, and certificates of deposit and other authorized accounts of the Bank held by a Member.

         Director,  Officer and Employee means the terms as applied respectively
         -------------------------------
to any person who is a director, officer or employee of the Mutual Holding Company, the Bank, the Middle Tier Holding Company, the Holding Company or any subsidiary thereof.

         Effective   Date  means  the  effective  date  of  the  Conversion  and
         ----------------
Reorganization, as set forth in Section 28 hereof.

         Eligible  Account Holder means any Person holding a Qualifying  Deposit
         ------------------------
on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the liquidation account to be established pursuant to the provision herein.

         Eligibility  Record  Date  means  the date for  determining  Qualifying
         -------------------------
Deposits of Eligible Account Holders and is the close of business on June 30, 2005.

         Estimated  Price Range means the range of the  estimated  aggregate pro
         ----------------------
forma market value of the Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

         Exchange Ratio means the rate at which shares of Holding Company Common
         --------------
Stock will be received by the Public Stockholders in exchange for their Middle Tier Holding Company Common Stock. The exact rate shall be determined by the Mutual Holding Company and the Holding Company in order to ensure that upon consummation of the Conversion and Reorganization, the Public Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Middle Tier Holding Company Common Stock owned by them in the aggregate on the Effective Date, but before giving effect to (a) cash paid in lieu of any fractional interests of Middle Tier Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings or tax- qualified employee stock benefit plans thereafter. No fractions of a share of Holding Company Common Stock shall be issued; such fractional share interests shall instead be automatically converted into cash based upon the Actual Purchase Price.

         Exchange  Shares means the shares of Holding Company Common Stock to be
         ----------------
issued to the Public Stockholders in connection with the merger of Interim Bank No. 1 (formerly Mutual Holding Company ("MHC Merger") with and into the Bank.

         FDIC means the Federal Deposit  Insurance  Corporation or any successor
         ----
thereto.

         Holding  Company  means Osage  Federal  Financial,  Inc., a corporation
         ----------------
newly organized under the laws of the State of Maryland or any other state selected by the Boards of Directors of the Holding Company and the Bank. At the completion of the Reorganization, the Bank will become a wholly owned subsidiary of the Holding Company.

         Holding  Company  Common  Stock  means the Common  Stock of the Holding
         -------------------------------
Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         Independent  Appraiser  means the  independent  investment  banking  or
         ----------------------
financial consulting firm retained by the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

         Initial  Purchase  Price means the price per share to be paid initially
         ------------------------
by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Public Stockholders and other Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

         Interim Bank No. 1 means the interim  federal  stock  savings bank that
         -----------------
will be formed as a result of the conversion of Osage Federal MHC into the stock form of organization.

         Interim Bank No. 2 means the interim  federal  stock  savings bank that
         ------------------
will be formed as a result of the conversion of Middle Tier Holding Company into an interim federal stock savings bank.

         Interim Bank No. 3 mean an interim  federal  stock  savings bank wholly
         ------------------
owned by the Holding Company, which will be merged with and into the Bank.

         Local  Community  means  all  counties  in which  the Bank has its home
         ----------------
office or a branch office.

         Member means any Person  qualifying  as a member of the Mutual  Holding
         ------
Company in accordance with its mutual charter and bylaws and the laws of the United States.

         Mergers means the completion of the MHC Merger, the Middle Tier Merger,
         -------
and the Bank Merger.

         MHC  Merger  means the merger of Interim  Bank No. 1  (formerly  Mutual
         -----------
Holding Company) with and into the Bank.

         Middle  Tier  Merger  means the merger of Interim  Bank No. 2 (formerly
         --------------------
Middle Tier Holding Company) with and into the Bank.

         Middle Tier Holding  Company  means Osage  Federal  Financial,  Inc., a
         ----------------------------
corporation organized under the laws of the United States that, since the completion of the MHC Reorganization in 2004, has held all of the outstanding capital stock of the Bank.

         Middle Tier Holding  Company Common Stock means the Common Stock of the
         -----------------------------------------
Middle Tier Holding Company, par value $.10 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         Mutual Holding  Company means Osage Federal MHC prior to its conversion
         -----------------------
into an interim federal stock savings bank.

         Offerings means the Subscription  Offering, the Community Offering, the
         --------
Syndicated Community Offering and Underwritten Public Offering, if applicable.

         Officer means the president,  chief executive  officer,  executive vice
         -------
presidents, senior vice presidents in charge of principal business functions, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

         Order Form means the form or forms  provided  by the  Holding  Company,
         ----------
containing all such terms and provisions as set forth herein, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

         Other  Member  means a Voting  Member  who is not an  Eligible  Account
         -------------
Holder or a Supplemental Eligible Account Holder.

         OTS means the Office of Thrift Supervision or any successor thereto.
         ---

         Participant means any Eligible Account Holder,  Tax-Qualified  Employee
         ----------
Stock Benefit Plan, Supplemental Eligible Account Holder and Other Member.

         Person  means  an  individual,   a  corporation,   a  partnership,   an
         ------
association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

         Plan  and  Plan  of  Conversion   mean  this  Plan  of  Conversion  and
         ----       --------------------
Reorganization and Plan of Merger as adopted by the Boards of Directors of the Mutual Holding Company, the Middle Tier Holding Company and the Bank and any amendments hereto approved as provided herein. The Board of Directors of Interim No. 1, Interim No. 2 and Interim No. 3 shall adopt the Plans of Merger included as Appendices hereto as soon as practicable following their organization.

         Primary Parties means the Middle Tier Holding  Company,  Mutual Holding
         ---------------
Company, the Bank and the Holding Company.

         Prospectus  means the one or more  documents to be used in offering the
         ----------
Conversion Stock in the Offerings.

         Public  Stockholders  means those Persons who own shares of Middle Tier
         --------------------
Holding Company Common Stock, excluding the Mutual Holding Company, as of the Stockholder Voting Record Date.

         Qualifying  Deposit means the aggregate balance of all Deposit Accounts
         -------------------
in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         Resident means any person who, on the date designated for that category
         --------
of subscriber in the Plan, maintained a bona fide residence within the Local Community and has manifested an intent to remain within the Local Community for a period of time. The designated dates for Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are the Eligibility
Record Date, the Supplemental Eligibility Record Date and the Voting Record Date, respectively. To the extent the person is a corporation or other business entity, the principal place of business or headquarters must be within the Local Community in order to qualify as a Resident. To the extent the person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a bona fide resident of the Local Community. Subscribers in the Community Offering who are natural persons also will have a purchase preference if they were residents of the Local Community on the date of the Prospectus. In all cases, however, such determination shall be in the sole discretion of the Bank and the Holding Company.

         SEC means the Securities and Exchange Commission.
         ---

         Special  Meeting  means the  Special  Meeting  of Members of the Mutual
         ----------------
Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

         Stockholders  means those Persons who own shares of Middle Tier Holding
         ------------
Company Common Stock.

         Stockholders'   Meeting   means  the  annual  or  special   meeting  of
         -----------------------
stockholders of Middle Tier Holding Company called for the purpose of submitting this Plan to the Stockholders for their approval, including any adjournments of such meeting.

         Stockholder  Voting  Record  Date  means the date for  determining  the
         ---------------------------------
Public Stockholders of the Middle Tier Holding Company eligible to vote at the Stockholders' Meeting.

         Subscription  Offering  means the offering of the  Conversion  Stock to
         ----------------------
Participants.

         Subscription  Rights  means  nontransferable  rights to  subscribe  for
         --------------------
Conversion Stock granted to Participants pursuant to the terms of this Plan.

         Supplemental  Eligible  Account  Holder  means  any  Person  holding  a
         ---------------------------------------
Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

         Supplemental Eligibility Record Date, if applicable, means the date for
         ------------------------------------
determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the close of business last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

         Syndicated  Community  Offering  means  the  offering  for  sale  by  a
         -------------------------------
syndicate of broker- dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

         Tax-Qualified  Employee  Stock  Benefit Plan means any defined  benefit
         --------------------------------------------
plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and the Bank and which, with its related trust, meets the requirements to be "qualified" under Section

401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

         Underwritten  Public  Offering  means the  offering of Holding  Company
         ------------------------------
Common Stock following or concurrently with the Subscription Offering and any Community or Syndicated Community Offering by one or more underwriters on a firm commitment basis.

         Underwriter  means one or more  investment  banking firms that agree in
         -----------
connection with the Conversion to purchase from the Holding Company and sell to the public in an Underwritten Public Offering shares of Holding Company Common Stock not subscribed for in the Subscription Offering, the Community Offering or any Syndicated Community Offering.

         Voting Member means a Person who at the close of business on the Voting
         -------------
Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

         Voting  Record  Date  means  the  date or  dates  for  determining  the
         --------------------
eligibility of Members to vote at the Special Meeting.

3.       GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION
         ---------------------------------------------------

         A. An Application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The Mutual Holding Company, the Middle Tier Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Middle Tier Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Middle Tier Holding Company and the Bank for inspection by Members and Stockholders. The Mutual Holding Company, the Middle Tier Holding Company and the Bank will cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

         B. Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions herein.

The Plan must be approved by the affirmative vote of at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

         C. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members.

         D. The Middle Tier Holding Company shall file preliminary proxy materials with the OTS in order to seek the approval of the Plan by its Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Middle Tier Holding Company will mail definitive proxy materials to all Stockholders as of the Stockholder Voting Record Date, at their last known address appearing on the records of the Middle Tier Holding Company, for their consideration and approval of this Plan at the Stockholders' Meeting. The Plan must be approved by (a) the vote of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock as of the Stockholder Voting Record Date and (b) the vote of at least a majority of the shares of Middle Tier Holding Company Common Stock held by the Public Stockholders as of the Stockholder Voting Record Date.

         E. The Mutual Holding Company shall apply to convert to a federal interim stock savings bank.

         F. The Middle Tier Holding Company shall apply to convert to a federal interim stock savings bank.

         G. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Merger under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with the provisions herein. The Holding Company shall contribute to the Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Bank and as shall be approved by the OTS.

         H. The Effective Date of the Conversion and Reorganization shall be the date set forth in Section 28 hereof. Upon the Effective Date, the following transactions shall occur:

                  (i)  The  Bank  will  establish  the  Holding   Company  as  a
         first-tier state-chartered stock holding company subsidiary.

                  (ii) The Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly owned first-tier subsidiary with an interim federal stock savings bank charter.

                  (iii) Middle Tier Holding Company will adopt an interim federal stock savings bank charter to be known as Interim Bank No. 2; Interim Bank No. 2 will then merge with and into the Bank ("Middle Tier Merger"), with the Bank as the surviving entity. The Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Middle Tier Holding Company common stock.

                  (iv) Immediately following the Middle Tier Merger, the Mutual Holding Company will convert into an interim federal stock savings bank to be known as Interim Bank No. 1. Then, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank with the Bank as the surviving entity ("MHC Merger"). The shares of Bank Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a liquidation account to be established by the Bank. The amount in the liquidation account will be the greater of (a) 100% of retained earnings as of September 30, 2003 (the date of the latest statement of financial condition contained in the final offering circular utilized in the Bank's initial stock offering), or (b) 70% of Middle Tier Holding Company's total shareholders' equity as reflected in its latest statement of financial condition.

                  (v) Immediately following the MHC Merger, Interim Bank No. 3 will merge with and into the Bank, with the Bank as the surviving entity ("Bank Merger"). As a result of the Bank Merger, Bank stock deemed held by Public Stockholders will be converted into Holding Company Common Stock based upon the Exchange Ratio which is designed to ensure that the same Public Stockholders will own, approximately the same percentage of Holding Company Common Stock as the percentage of Middle Tier Holding Company Common Stock owned by them immediately prior to the Conversion and Reorganization before giving effect to (a) cash paid in lieu of fractional shares and (b) any shares of Holding Company stock purchased by Public Stockholders in the Offering.

                  (vi) Immediately after the Bank Merger, the Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

         I. The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting and/or processing Order Forms and staffing and managing the stock sales center. All fees, expenses, retainers and similar items shall be reasonable.

4.       TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK
         -------------------------------------------------------------

         A. The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. As mandated by OTS regulations, the amount of Conversion Stock is based upon an independent valuation, which is not approved or otherwise determined by the Holding Company or the Board of Directors. The valuation shall be updated during the Conversion as market and financial conditions warrant and as may be required by the OTS.

         B. Based upon the independent valuation, the Initial Purchase Price and the number (or range) of shares of Conversion Stock ("Offering Range") to be offered in the Offerings shall be established. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined upon conclusion of the Offerings, subject to review by the OTS and in consultation with the Independent Appraiser.

         C. Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased prior to completion of the Conversion to reflect changes in market, financial and economic conditions since the commencement of the Offerings, and under such circumstances the total number of shares of Conversion Stock to be issued in the Conversion may correspondingly be increased or decreased, to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the aggregate funds received from the offer of the Conversion Stock in the Conversion are less than the minimum or (excluding purchases, if any, by the Holding Company's and the Bank's Tax-Qualified Employee Stock Benefit Plans) more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan, provided, however, that such priority will have no effect whatsoever on the ability of the Tax-Qualified Employee Stock Benefit Plans to purchase additional shares pursuant to Section 4.D.

         D. (i) In the event that Tax-Qualified Employee Stock Benefit Plans are unable to purchase the number of shares subscribed for by such Tax-Qualified Employee Stock Benefit Plans due to an oversubscription for shares of Conversion Stock pursuant to Section 5 hereof, Tax- Qualified Employee Stock Benefit Plans may (unless the Tax-Qualified Employee Stock Benefit Plans elect to purchase stock subsequent to the Offerings in the open market) purchase from the Holding Company, and the Holding Company may sell to the Tax-Qualified Employee Stock

Benefit Plans, such additional shares ("Additional Shares") of Holding Company Common Stock necessary to fill the subscriptions of the Tax-Qualified Employee Stock Benefit Plans, provided that such Additional Shares may not exceed 8% of the total number of shares of Conversion Stock sold in the Conversion. The sale of Additional Shares, if necessary, will occur contemporaneously with the sale of the Conversion Stock. The sale of Additional Shares to Tax-Qualified Employee Stock Benefit Plans by the Holding Company is conditioned upon receipt by the Holding Company of a letter from the Independent Appraiser to the effect that such sale would not have a material effect on the Conversion and Reorganization or the Actual Purchase Price and the approval of the OTS. The ability of the Tax-Qualified Employee Stock Benefit Plans to purchase up to an additional 8% of the total number of shares of Conversion Stock sold in the Conversion shall not be affected or limited in any manner by the priorities or purchase limitations otherwise set forth in this Plan of Conversion.

                  (ii) Notwithstanding anything to the contrary contained in this Plan, if the final valuation of the Conversion Stock exceeds the maximum of the Estimated Price Range, up to 8% of the total number of shares of Conversion Stock sold in the Conversion may be sold to Tax- Qualified Stock Benefit Plans prior to filling any other orders for Conversion Stock from such shares in excess of the maximum of the Estimated Price Range. However, at the election of the Holding Company, the Tax-Qualified Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offerings.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS
         -----------------------------------------------
         (FIRST PRIORITY)
         ----------------

         A. Each Eligible Account Holder shall receive, without payment, nontransferable Subscription Rights to purchase, subject to the further limitations of Section 11 hereof, up to the greater of (i) the maximum purchase limitation set forth in Section 9 hereof, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, subject to Section 14 hereof.

         B. In the event of an oversubscription for shares of Conversion Stock pursuant to the provisions herein, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each such subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account

Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.       SUBSCRIPTION RIGHTS OF THE TAX-QUALIFIED EMPLOYEE STOCK
         -------------------------------------------------------
         BENEFIT PLANS (SECOND PRIORITY)
         -------------------------------

         Notwithstanding the purchase limitations discussed below, Tax-Qualified Employee Stock Benefit Plans of the Holding Company and the Bank shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock, including first priority to purchase any shares of Conversion Stock to be issued in the Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion and Reorganization. The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offering. The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Mutual Holding Company, the Holding Company or the Bank. Consistent with applicable laws, regulations, policies and practices of the OTS, Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent third party to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirement.

7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT
         ----------------------------------------------------
         HOLDERS (THIRD PRIORITY)
         ------------------------

         A. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall, subject to the further limitations of Section 11 hereof, receive, without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation set forth in Section 9 hereof, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, subject to Section 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans though the exercise of Subscription Rights under Sections 5 and 6 hereof.

         B. In the event of an oversubscription for shares of Conversion Stock, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Section 5.A) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the Qualifying Deposits of each bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.       SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)
         ------------------------------------------------------

         A. Each Other  Member  shall,  subject to the  further  limitations  of
Section 11 hereof, receive, without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation set forth in Section 9 hereof and (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section 14 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

         B. If, pursuant to this Section, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Members, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members whose orders are unfilled, provided that no fractional shares shall be issued.

9.       COMMUNITY OFFERING
         ------------------

         A. If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of a wide distribution of such stock, subject to the right of the Primary Parties, in their absolute discretion, to accept or reject in whole or in part all orders in the Community Offering.

         B. In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference first given to Public Stockholders as of the Stockholder Voting Record

Date and then to natural persons and trusts of natural persons who are Residents of the Local Community ("Preferred Subscribers").

         C. A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in an equitable manner as determined by the Board of Directors. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, any remaining shares shall be allocated to other members of the general public who place orders in the Community Offering, applying the same allocation described above for Preferred Subscribers.

         D. The maximum amount of Conversion Stock that any Person may purchase in the Community Offering shall, subject to the further limitations of Section 11 hereof, not exceed $350,000, provided, however, that this amount may be decreased or increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Stockholders of the Middle Tier Holding Company, subject to the preferences set forth in Section 9.B and 9.C of this Plan. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

10.      SYNDICATED COMMUNITY OFFERING/UNDERWRITTEN PUBLIC
         -------------------------------------------------
         OFFERING
         --------

         A. Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general pubic in a Syndicated
Community Offering and/or Underwritten Public Offering . Each order for Conversion Stock in the Syndicated Community Offering or Underwritten Public Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering or Underwritten Public Offering . The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering or Underwritten Public Offering shall, subject to the further limitations of Section 11 hereof, not exceed $350,000, provided, however, that this amount may be decreased or increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the

Stockholders of the Middle Tier Holding Company. The Primary Parties may commence the Syndicated Community Offering or Underwritten Public Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or the Community Offering. The Syndicated Community Offering or Underwritten Public Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         B. If for any reason a Syndicated Community Offering and/or Underwritten Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering, Syndicated Community Offering or Underwritten Public Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

         C. In addition, in any Community Offering, Syndicated Community Offering or Underwritten Public Offering, orders shall first be filled up to a maximum of 2% of the total shares issued in the Offering in a manner that will achieve a wide distribution of the Holding Company Common Stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

11.      LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION
         --------------------------------------------------------
         STOCK
         -----

         The  following  limitations  shall apply to all purchases of Conversion
Stock:

         A. The number of shares of Conversion Stock which may be purchased by any Person (or persons through a single account) or persons Acting in Concert, in the First Priority, Third Priority and Fourth Priority in the Subscription Offering shall not exceed such number of shares of Conversion Stock that shall equal $350,000 of Holding Company Common Stock, except for Tax-Qualified Employee Stock Benefit Plans, which in the aggregate may subscribe for up to 8% of the Conversion Stock.

         B. The number of shares of Conversion Stock which may be purchased by any Person in the Public Stockholders, the Community, the Syndicated Community Offerings and/or Underwritten Public Offering shall not exceed such number of shares of Conversion Stock that shall equal $350,000 of Holding Company Common Stock.

         C. Except for the Tax-Qualified Employee Stock Benefit Plans, the maximum number of shares of Conversion Stock which may be purchased in all of the combined categories of the Conversion and Reorganization by any Person (or persons through a single account) together with any Associate or group of persons Acting in Concert shall not exceed such number of shares of Conversion Stock that shall equal $500,000 of Holding Company Common Stock.

         D. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offering shall not exceed 33% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

         E. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

         F. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such, (ii) shares purchased by Tax- Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in this Section, (iii) shares purchased by Non-Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitation set forth in this Section, and (iv) Exchange Shares shall be valued at the Actual Purchase Price.

         G. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Stockholders of the Middle Tier Holding Company, the Primary Parties may increase or decrease the individual or overall purchase limitations set forth herein to a percentage which does not exceed 5% of the total shares of Holding Company Common Stock issued in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. Notwithstanding the foregoing, the maximum purchase limitation may be increased up to 9.99%, provided that orders for exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. In the event that the individual or overall purchase limitations are increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock (plus certain large subscribers as determined in the sole discretion of the Primary Parties) to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that the individual or overall purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         H. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

         I. Notwithstanding anything to the contrary contained in this Plan, except as may otherwise be required by the OTS, the Public Stockholders will generally not have to sell any Mid- Tier Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid- Tier Common Stock when converted into Exchange Shares pursuant to the MHC Merger would exceed an applicable purchase limitation; however, they might be precluded from purchasing any Conversion Stock in the Offerings.

12.      TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING
         -----------------------------------------------------
         SUBSCRIPTION RIGHTS AND ORDER FORMS
         -----------------------------------

         A. The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Stockholders of the Middle Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Stockholders' Meeting. The Subscription Offering may be closed before the Special Meeting and the Stockholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Stockholders of the Middle Tier Holding Company at the Special Meeting and the Stockholders' Meeting, respectively.

         B. The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

         C. The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 14 hereof. The Primary Parties may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Primary Parties by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Primary Parties of the postage- paid card to Participants.

         D. A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder, Supplemental Eligible Account Holder and any Other Member may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date and the Voting Record Date, respectively.

         E. The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

         F. The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

13.      PAYMENT FOR CONVERSION STOCK
         ----------------------------

         A. Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Public Stockholders and other Persons in the Community Offering and Syndicated Community Offering (if applicable) shall be equal to the Initial Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Primary Parties. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide
Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Primary Parties choose to provide Participants and other Persons the opportunity to increase the amount of funds submitted to pay for their shares of Conversion Stock.

         B. Consistent with applicable laws and regulations and policies and practices of the OTS, payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Holding Company and/or funds obtained pursuant to a loan from an independent third party pursuant to a loan commitment which is in force from the time that any such plan submits an Order Form until the closing of the transactions contemplated hereby.

         C. If a Participant or other Person authorizes the Bank to withdraw the amount of the Initial Purchase Price from his Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, at the sole discretion of the Bank, the remaining balance will be either returned to the depositor or will earn interest at the savings account rate subsequent to the withdrawal. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Primary Parties.

         D. The Bank shall pay interest, at not less than the passbook rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the Subscription

Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

         E. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

         F. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

14.      ACCOUNTHOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES
         ----------------------------------------------------------

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; or (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

15.      DISSENTERS' RIGHTS
         ------------------

         The stockholders of the Middle Tier Holding Company shall have dissenter and appraisal rights in connection with their vote on the Conversion and Reorganization to the extent required by Section 552.14 of the Regulations Applicable to All Savings Associations, or any successor thereto.

16.      VOTING RIGHTS OF STOCKHOLDERS
         -----------------------------

         Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

17.      LIQUIDATION ACCOUNT
         -------------------

         A. At the time of the MHC Merger, the Bank shall establish a liquidation account in an amount equal to the greater of (i) the retained earnings of the Bank as of the date of the latest statement of financial condition contained in the final offering circular utilized in the Bank's initial

Minority Stock Offering (i.e., September 30, 2003), or (ii) 70% of the Middle Tier Holding Company's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

         B. The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in this Section.

         C. In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any merger or consolidation transaction, the liquidation account shall be assumed by the surviving entity.

         D. The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

         E. If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any June 30 annual closing date is less than the lesser of
(a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance for such Deposit Accounts(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

         F. Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

         G. For purposes of this Section, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

18.      TRANSFER OF DEPOSIT ACCOUNTS
         ----------------------------

         Each Deposit Account in the Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

19.      REQUIREMENTS FOLLOWING CONVERSION AND REORGANIZATION FOR
         --------------------------------------------------------
         REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING
         ------------------------------------------------------

         In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the National Association of Securities Dealers Automated Quotation System.

20.      DIRECTORS AND OFFICERS OF THE BANK AND THE HOLDING COMPANY
         ----------------------------------------------------------

         Each person serving as a Director or Officer of the Bank or the Middle Tier Holding Company at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Bank or the Holding Company for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified.

21.      REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS
         ----------------------------------------------------------
         FOLLOWING THE CONVERSION AND REORGANIZATION
         -------------------------------------------

         For a period of three years following the Conversion and Reorganization, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker- dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) which may be attributable to individual officers or directors.

         The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

22.      RESTRICTIONS ON TRANSFER OF STOCK
         ---------------------------------

         All shares of the Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 23 of this Plan. Shares of Conversion Stock (excluding Exchange Shares) purchased by Directors and Officers of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock (excluding Exchange Shares) issued by the Holding Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction.

          The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.

         The restriction on disposition of Conversion Stock set forth above shall not apply to the following: (1) any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and (2) any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

         In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

         The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

23.      RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY
         -----------------------------------------------------------

         The articles of incorporation of the Holding Company shall prohibit any Person together with Associates or groups of Persons acting in concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for five years following completion of the Conversion and Reorganization. The certificate of incorporation of the Holding Company also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities during such five-year period shall be considered "excess shares," and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on this behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under 12 C.F.R. ss. 574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group acting in concert with respect to their individual acquisition of any class of equity securities of the Holding Company solely as a result of their capacities as such.

24.      TAX RULINGS OR OPINIONS
         -----------------------

         Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion of counsel with respect to Oklahoma tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any material adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

25.      STOCK COMPENSATION PLANS
         ------------------------

         A. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the Middle Tier Holding Company's Employee Stock Ownership Plan, 2004 Stock Option Plan, 2004 Restricted Stock Plan, and Employees' Savings & Profit Sharing Plan and Trust (collectively, the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Middle Tier Holding Company Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Middle Tier Holding Company Common Stock that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the Plan of Conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the Plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

         B.  The  Holding   Company  and  the  Bank  are   authorized  to  adopt
Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

         C. The Holding Company and the Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of stockholder approval of such plans at either the annual or special meeting of stockholders of the Holding Company to be held not earlier than six months after the completion of the Conversion and Reorganization.

         D. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings or in the open market subsequent to the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

26.      DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK
         ---------------------------------------------

         A. Except as may otherwise may be permitted by the OTS, the Holding Company may not repurchase any shares of its capital stock during the first year following consummation of the Conversion and Reorganization.

         B. The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank's capital stock also shall be in compliance with Sections 563.140-146 of the Regulations Applicable to All Savings Associations, or any successor thereto.

         C. Notwithstanding anything to the contrary set forth herein, the Holding Company may repurchase its capital stock to the extent and subject to the requirements set forth in Section 563b.510 of the Regulations Applicable to All Savings Associations, or any successor thereto, or as otherwise may be approved by the OTS.

27.      PAYMENT OF FEES TO BROKERS
         --------------------------

         The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock and may elect to engage an investment banking firm as a financial advisor and marketing agent in connection with the Offerings.

28.      EFFECTIVE DATE
         --------------

         The Effective Date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mergers, (ii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the Mergers and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mergers and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

29.      AMENDMENT OR TERMINATION OF THE PLAN
         ------------------------------------

         If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan, including the Certificate of Incorporation of the Holding Company and the Charter of the Bank, may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from members and Stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Stockholders with the concurrence of the OTS shall not necessitate further approval by the Members or Stockholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Stockholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Stockholder's Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

30.      INTERPRETATION OF THE PLAN
         --------------------------

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

                                                                      APPENDIX A
                                                                      MHC MERGER

                 PLAN OF MERGER BETWEEN OSAGE INTERIM BANK NO. 1
                           (FORMERLY MHC) AND THE BANK


         PLAN OF MERGER, dated as of ______________, 2006 ("Plan of Merger") by and between Osage Interim Bank No. 1, an interim federal stock savings bank, which was formerly Osage Federal MHC ("Osage Interim Bank No. 1" or "Interim Bank No. 1") and Osage Federal Bank, a federal stock savings bank (the "Bank"). Unless otherwise noted, defined terms shall have the same meaning as those set forth in the Plan of Conversion and Reorganization of Osage Federal, MHC (the "Mutual Holding Company") and Plans of Merger between the Mutual Holding Company, Osage Federal Financial, Inc. ("Middle Tier Holding Company") and the Bank ("Plan") (of which this Plan of Merger is Appendix A thereto).

                                   WITNESSETH:

         WHEREAS, In 2004, Osage Federal Bank (formerly "Osage Federal Savings and Loan Association") (the "Mutual Association"), a federally chartered mutual savings institution reorganized into the mutual holding company form of organization whereby (i) the Mutual Association converted into a federally chartered, stock savings bank, Osage Federal Bank (the "Bank"), as a wholly owned subsidiary of the Middle Tier Holding Company, a Federal stock corporation, (ii) the Mutual Association reorganized itself into a federally chartered Mutual Holding Company, which owns a majority of the shares of the Middle Tier Holding Company, and (iii) a minority of the shares of Middle Tier Holding Company Common Stock were sold to the public in a Minority Stock Offering;

         WHEREAS, the Board of Directors of the Mutual Holding Company has determined that it is in the best interests of the Mutual Holding Company and its members to convert from the mutual to stock form of organization;

         WHEREAS, the Bank is currently a wholly owned subsidiary of the Middle Tier Holding Company, which is currently a majority owned subsidiary of the Mutual Holding Company;

         WHEREAS, pursuant to the Plan, the Mutual Holding Company will convert into an interim federal stock savings bank to be known as Interim Bank No. 1;

         WHEREAS, the Mutual Holding Company will receive, and the Minority Stockholders will constructively receive, shares of Bank common stock in exchange for shares of Middle Tier Holding Company common stock;

         WHEREAS, Middle Tier Holding Company will adopt an interim federal stock savings bank charter to be known as Interim Bank No. 2, which will then merge with and into the Bank ("Middle Tier Merger"), with the Bank as the surviving entity;

         WHEREAS, immediately following the Middle Tier Merger, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank, with the Bank as the surviving entity ("MHC Merger"). The shares of Bank Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a Liquidation Account to be established by the Bank;

         WHEREAS, the Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly-owned first-tier subsidiary with an interim federal stock savings bank charter, and immediately following the MHC Merger, Interim Bank No. 3 will merge with and into the Bank, with the Bank as the surviving entity ("Bank Merger"). As a result of the Bank Merger, Bank stock deemed held by Public Stockholders will be converted into Holding Company Common Stock based upon the Exchange Ratio which is designed to ensure that the same Public Stockholders will own approximately the same percentage of Holding Company Common Stock as the percentage of Middle Tier Holding Company Common Stock owned by them immediately prior to the Conversion.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with federal law, Interim Bank No. 1 and the Bank hereby agree that, subject to the conditions hereinafter set forth, the Mutual Holding Company shall convert to a federal interim stock savings bank, and Interim Bank No. 1 shall then be merged with and into the Bank with Bank as the surviving entity. The terms and conditions of such merger shall be as follows:

         1. REGULATORY APPROVALS. The merger shall not become effective until receipt of approval of the OTS and any other agency having jurisdiction over the merger, if any.

         2. IDENTITY AND NAME OF RESULTING BANK. The resulting bank in the Merger shall be the Bank, Osage Federal Bank.

         3. OFFICES OF RESULTING BANK. The home office of the Bank, as the resulting company, shall be the Bank's office located at 239 East Main Street, Pawhuska, Oklahoma. The locations of the branch offices of the resulting savings bank shall be those of the Bank in existence on the date of this Plan of Merger.

         4. THE BANK'S FEDERAL CHARTER AND BYLAWS. The federal stock charter and bylaws of the Bank as in effect immediately prior to the effectiveness of the Merger shall be amended as necessary to accomplish the Merger.

         5. EFFECTIVE DATE. The effective date of the Conversion and Merger ("Effective Date") shall be the date as soon as practicable after the issuance and/or execution by the OTS and any other federal or state regulatory agencies, of all approvals, certificates and documents as may be required in order to cause the Conversion and the Merger to become effective.

         6. MIDDLE TIER HOLDING COMPANY STOCKHOLDER APPROVAL. The affirmative vote of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock and at least a majority of the shares of Middle Tier Holding Company Common Stock which are not held by the Mutual Holding Company shall be required to approve this Plan of Merger.

         7. BANK STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the outstanding shares of the Bank shall be required to approve this Plan of Merger.

         8. MUTUAL HOLDING COMPANY APPROVAL. The approval of a majority of the members of the Mutual Holding Company, as of a specified date, shall be required to approve this Plan of Merger.

         9. CANCELLATION OF MIDDLE TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

                  (a) On the Effective Date, (i) each share of Middle Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a Liquidation Account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan, in accordance with Section 17 of the Plan.

                  (b) At or after the Effective Date and prior to the Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Middle Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be converted into outstanding shares of Holding Company Common Stock based upon the Exchange Ratio which is designed to provide Public
Stockholders approximately a percentage of Holding Company Common Stock as Middle Tier Holding Company Stock owned by them before the Conversion and Merger.

         10. DISSENTING SHARES. No Member of the Mutual Holding Company or stockholder of Middle Tier Holding Company or the Bank shall have any dissenter or appraisal rights in connection with the MHC Merger.

         11. DEPOSITS OF THE BANK. All deposit accounts of the Bank shall remain without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values. After the Effective Date, the resulting savings bank will continue to issue deposit accounts on the same basis as immediately prior to the Effective Date.

         12. EFFECT OF MERGER. Upon the Effective Date of the Merger, all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim Bank No. 1 would inure to it, shall immediately by operation of law and without any conveyance, transfer or further action, become the property of the Bank, which shall have, hold and enjoy them in its own right as fully and to the same extent as they were possessed, held and enjoyed by the Bank immediately prior to the Effective Date of the Merger. The resulting bank shall be deemed to be a continuation of the entity of both Interim Bank No. 1 and the Bank and all of the rights and obligations of Interim Bank No. 1 shall remain unimpaired; and the resulting bank, upon the Effective Date of the Merger, shall succeed to all those rights and obligations and the duties and liabilities connected therewith.

         13. DIRECTORS AND EXECUTIVE OFFICERS. The persons who are the current officers and directors of the Bank will be the directors and officers of the resulting bank and such terms or positions will be unchanged.

         14. ABANDONMENT OF PLAN OF MERGER. This Plan of Merger may be abandoned by either Interim Bank No. 1 or the Bank at any time before the Effective Date in the manner set forth in Section 28 of the Plan.

         15. AMENDMENT OF THIS PLAN OF MERGER. This Plan of Merger may be amended or modified at any time by mutual agreement of the Boards of Directors of Interim Bank No. 1 and the Bank in the manner set forth in Section 29 of the Plan.

         16. GOVERNING LAW. This Plan of Merger is made pursuant to, and shall be construed and be governed by, the laws of the United States, and the rules and regulations promulgated thereunder, including without limitation, the rules and regulations of the OTS.

         17. ALL TERMS INCLUDED. This Plan of Merger sets forth all terms, conditions, agreements and understandings of the Mutual Holding Company, Interim Bank No. 1 and the Bank with respect to the Conversion.

         18. COUNTERPARTS. This Plan of Merger may be executed in several identical counterparts, each of which when executed by the Parties and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Plan of Merger, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

                                                     OSAGE FEDERAL MHC



Attest:                                              By:
        ------------------------------------                  -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE INTERIM BANK NO. 1



Attest:                                              By:
        ------------------------------------                  -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE FEDERAL BANK



Attest:                                              By:
        ------------------------------------                  -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President

                                                                      APPENDIX B
                                                              MIDDLE TIER MERGER

                 PLAN OF MERGER BETWEEN OSAGE INTERIM BANK NO. 2
               (FORMERLY MIDDLE TIER HOLDING COMPANY) AND THE BANK

         PLAN OF MERGER, dated as of _______________, 2006 ("Plan of Merger") by and between Osage Interim Bank No. 2, an interim federal stock savings bank, which was formerly Osage Federal Finanical, Inc. ("Interim Bank No. 2") and Osage Federal Bank, a federal stock savings bank (the "Bank"). Unless otherwise noted, defined terms shall have the same meaning as those set forth in the Plan of Conversion and Reorganization of Osage Federal MHC (the "Mutual Holding Company") and Plans of Merger between the Mutual Holding Company, the Middle Tier Holding Company and the Bank ("Plan") (of which this Plan of Merger is Appendix B thereto).

                                   WITNESSETH:

         WHEREAS, In 1994, Osage Federal Bank (formerly "Osage Federal Savings and Loan Assocation") (the "Mutual Association"), a federally chartered mutual savings institution reorganized into the mutual holding company form of organization whereby (i) the Mutual Association converted into a federally chartered, stock savings bank, Osage Federal Bank (the "Bank"), as a wholly owned subsidiary of the Middle Tier Holding Company, a Federal stock corporation, (ii) the Mutual Association reorganized itself into a federally chartered Mutual Holding Company, which owns a majority of the shares of the Middle Tier Holding Company, and (iii) a minority of the shares of Middle Tier Holding Company Common Stock were sold to the public in a Minority Stock Offering;

         WHEREAS, the Board of Directors of the Mutual Holding Company has determined that it is in the best interests of the Mutual Holding Company and its members to convert from the mutual to stock form of organization;

         WHEREAS, the Bank is currently a wholly owned subsidiary of the Middle Tier Holding Company, which is currently a majority owned subsidiary of the Mutual Holding Company;

         WHEREAS, pursuant to the Plan, the Mutual Holding Company will convert into an interim federal stock savings bank to be known as Interim Bank No. 1;

         WHEREAS, the Mutual Holding Company will receive, and the Minority Stockholders will constructively receive, shares of Bank common stock in exchange for shares of Middle Tier Holding Company common stock.

         WHEREAS, Middle Tier Holding Company will adopt an interim federal stock savings bank charter to be known as Interim Bank No. 2, which will then merge with and into the Bank ("Middle Tier Merger"), with the Bank as the surviving entity;

         WHEREAS, immediately following the Middle Tier Merger, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank with the Bank as the surviving entity ("MHC Merger"). The shares of Bank Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a Liquidation Account to be established by the Bank;

         WHEREAS, the Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly owned first-tier subsidiary with an interim federal stock savings bank charter, and immediately following the MHC Merger, Interim Bank No. 3 will merge with and into the Bank, with the Bank as the surviving entity ("Bank Merger"). As a result of the Bank Merger, Bank stock deemed held by Public Stockholders will be converted into Holding Company Common Stock based upon the Exchange Ratio which is designed to ensure that the same Public Stockholders will own approximately the same percentage of Holding Company Common Stock as the percentage of Middle Tier Holding Company Common Stock owned by them immediately prior to the Conversion.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with federal law, Interim Bank No. 2 and the Bank hereby agree that, subject to the conditions hereinafter set forth, the Middle Tier Holding Company will adopt a federal interim stock savings bank charter, and Interim Bank No. 2 shall then be merged with and into the Bank with Bank as the surviving entity. The terms and conditions of such merger shall be as follows:

         1. REGULATORY APPROVALS. The merger shall not become effective until receipt of approval of the OTS and any other agency having jurisdiction over the merger, if any.

         2. IDENTITY AND NAME OF RESULTING BANK. The resulting bank in the Merger shall be the Bank, Osage Federal Bank.

         3. OFFICES OF RESULTING BANK. The home office of Bank, as the resulting company, shall be the Bank's office located at 239 East Main Street, Pawhuska, Oklahoma. The locations of the branch offices of the resulting savings bank shall be those of the Bank in existence on the date of this Plan of Merger.

         4. THE BANK'S FEDERAL CHARTER AND BYLAWS. The federal stock charter and bylaws of the Bank as in effect immediately prior to the effectiveness of the Merger shall be amended as necessary to accomplish the Merger.

         5. EFFECTIVE DATE. The effective date of the Conversion and Merger ("Effective Date") shall be the date as soon as practicable after the issuance and/or execution by the OTS and any other federal or state regulatory agencies, of all approvals, certificates and documents as may be required in order to cause the Conversion and the Merger to become effective.

         6. MIDDLE TIER HOLDING COMPANY STOCKHOLDER APPROVAL. The affirmative vote of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock and at least a majority of the shares of Middle Tier Holding Company Common Stock which are not held by the Mutual Holding Company shall be required to approve this Plan of Merger.

         7. BANK STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the outstanding shares of the Bank shall be required to approve this Plan of Merger.

         8. MUTUAL HOLDING COMPANY APPROVAL. The approval of a majority of the members of the Mutual Holding Company, as of a specified date shall be required to approve this Plan of Merger.

         9. CANCELLATION OF MIDDLE TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

                  (a) On the Effective Date, (i) each share of Middle Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a Liquidation Account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan, in accordance with Section 17 of the Plan.

                  (b) At or after the Effective Date and prior to the Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Middle Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be converted into outstanding shares of Holding Company Common Stock based upon the Exchange Ratio which is designed to provide Public
Stockholders approximately a percentage of Holding Company Common Stock as Middle Tier Holding Company Stock owned by them before the Conversion and Merger.

         10. DISSENTING SHARES. The stockholders of the Middle Tier Holding Company shall have dissenter and appraisal rights in connection with their vote on the Conversion and Reorganization to the extent required by Section 552.14 of the Regulations Applicable to All Savings Associations, or any successor thereto.

         11. DEPOSITS OF THE BANK. All deposit accounts of the Bank shall remain without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values. After the Effective Date, the resulting savings bank will continue to issue deposit accounts on the same basis as immediately prior to the Effective Date.

         12. EFFECT OF MERGER. Upon the Effective Date of the Merger, all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim Bank No. 2 would inure to it, shall immediately by operation of law and without any conveyance, transfer or further action, become the property of the Bank, which shall have, hold and enjoy them in its own right as fully and to the same extent as they were possessed, held and enjoyed by the Bank immediately prior to the Effective Date of the Merger. The resulting bank shall be deemed to be a continuation of the entity of both Interim Bank No. 2 and the Bank and all of the rights and obligations of Interim Bank No. 2 shall remain unimpaired; and the resulting bank, upon the Effective Date of the Merger, shall succeed to all those rights and obligations and the duties and liabilities connected therewith.

         13. DIRECTORS AND EXECUTIVE OFFICERS. The persons who are the current officers and directors of the Bank will be the directors and officers of the resulting bank and such terms or positions will be unchanged.

         14. ABANDONMENT OF PLAN OF MERGER. This Plan of Merger may be abandoned by either Interim Bank No. 2 or the Bank at any time before the Effective Date in the manner set forth in Section 28 of the Plan.

         15. AMENDMENT OF THIS PLAN OF MERGER. This Plan of Merger may be amended or modified at any time by mutual agreement of the Boards of Directors of Interim Bank No. 2 and the Bank in the manner set forth in Section 29 of the Plan.

         16. GOVERNING LAW. This Plan of Merger is made pursuant to, and shall be construed and be governed by, the laws of the United States, and the rules and regulations promulgated thereunder, including without limitation, the rules and regulations of the OTS.

         17. ALL TERMS INCLUDED. This Plan of Merger sets forth all terms, conditions, agreements and understandings of the Middle Tier Holding Company, Interim Bank No. 2 and the Bank with respect to the Conversion.

         18. COUNTERPARTS. This Plan of Merger may be executed in several identical counterparts, each of which when executed by the Parties and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Plan of Merger, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

                                                     OSAGE FEDERAL MHC



Attest:                                              By:
        ----------------------------                          ------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE INTERIM BANK NO. 2



Attest:                                              By:
        ------------------------------------                  -----------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE FEDERAL BANK



Attest:                                              By:
        ------------------------------------                  -----------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                                      APPENDIX C
                                                                     BANK MERGER

                 PLAN OF MERGER BETWEEN OSAGE INTERIM BANK NO. 3
                (SUBSIDIARY OF THE HOLDING COMPANY) AND THE BANK


         PLAN OF MERGER, dated as of _______________, 2006 ("Plan of Merger") by and between Osage Interim Bank No. 3, an interim federal stock savings bank ("Interim Bank No. 3") that is a wholly owned subsidiary of Osage Federal Financial, Inc. (the "Holding Company"), and Osage Federal Bank, a federal stock savings bank (the "Bank"). Unless otherwise noted, defined terms shall have the same meaning as those set forth in the Plan of Conversion and Reorganization of Osage Federal MHC (the "Mutual Holding Company") and Plans of Merger between the Mutual Holding Company, Osage Federal Financial, Inc. ("Middle Tier Holding Company") and the Bank ("Plan") (of which this Plan of Merger is Appendix C thereto).

                                   WITNESSETH:

         WHEREAS, In 2004, Osage Federal Bank (formerly "Osage Federal Savings and Loan Assocation") (the "Mutual Association"), a federally chartered mutual savings institution reorganized into the mutual holding company form of organization whereby (i) the Mutual Association converted into a federally chartered, stock savings bank, Osage Federal Bank (the "Bank"), as a wholly owned subsidiary of the Middle Tier Holding Company, a Federal stock corporation, (ii) the Mutual Association reorganized itself into a federally chartered Mutual Holding Company, which owns a majority of the shares of the Middle Tier Holding Company, and (iii) a minority of the shares of Middle Tier Holding Company Common Stock were sold to the public in a Minority Stock Offering;

         WHEREAS, the Board of Directors of the Mutual Holding Company has determined that it is in the best interests of the Mutual Holding Company and its members to convert from the mutual to stock form of organization;

         WHEREAS, the Bank is currently a wholly owned subsidiary of the Middle Tier Holding Company, which is currently a majority owned subsidiary of the Mutual Holding Company;

         WHEREAS, pursuant to the Plan, the Mutual Holding Company will convert into an interim federal stock savings bank to be known as Interim Bank No. 1;

         WHEREAS, the Mutual Holding Company will receive, and the Minority Stockholders will constructively receive, shares of Bank common stock in exchange for shares of Middle Tier Holding Company common stock.

         WHEREAS, Middle Tier Holding Company will adopt an interim federal stock savings bank charter to be known as Interim Bank No. 2, which will then merge with and into the Bank ("Middle Tier Merger"), with the Bank as the surviving entity;

         WHEREAS, immediately following the Middle Tier Merger, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank with the Bank as the surviving entity ("MHC Merger"). The shares of Bank Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a Liquidation Account to be established by the Bank;

         WHEREAS, Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly owned first-tier subsidiary with an interim federal stock savings bank charter, and immediately following the MHC Merger, Interim Bank No. 3 will merge with and into the Bank, with the Bank as the surviving entity ("Bank Merger"). As a result of the Bank Merger, Bank stock deemed held by Public Stockholders will be converted into Holding Company Common Stock based upon the Exchange Ratio which is designed to ensure that the same Public Stockholders will own approximately the same percentage of Holding Company Common Stock as the percentage of Middle Tier Holding Company Common Stock owned by them immediately prior to the Conversion.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with federal law, Interim Bank No. 3 and the Bank hereby agree that, subject to the conditions hereinafter set forth, the Holding Company will form as a wholly owned subsidiary, a federal interim stock savings bank, and Interim Bank No. 3 shall then be merged with and into the Bank with Bank as the surviving entity. The terms and conditions of such merger shall be as follows:

         1. REGULATORY APPROVALS. The merger shall not become effective until receipt of approval of the OTS and any other agency having jurisdiction over the merger, if any.

         2. IDENTITY AND NAME OF RESULTING BANK. The resulting bank in the Merger shall be the Bank, Osage Federal Bank.

         3. OFFICES OF RESULTING BANK. The home office of Bank, as the resulting company, shall be the Bank's office located at 239 East Main Street, Pawhuska, Oklahoma. The locations of the branch offices of the resulting savings bank shall be those of the Bank in existence on the date of this Plan of Merger.

         4. THE BANK'S FEDERAL CHARTER AND BYLAWS. The federal stock charter and bylaws of the Bank as in effect immediately prior to the Conversion and Merger shall be amended as necessary to accomplish the Merger.

         5. EFFECTIVE DATE. The effective date of the Conversion and Merger ("Effective Date") shall be the date as soon as practicable after the issuance and/or execution by the OTS and any other federal or state regulatory agencies, of all approvals, certificates and documents as may be required in order to cause the Conversion and the Merger to become effective.

         6. MIDDLE TIER HOLDING COMPANY STOCKHOLDER APPROVAL. The affirmative vote of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock and at least a majority of the shares of Middle Tier Holding Company Common Stock which are not held by the Mutual Holding Company shall be required to approve this Plan of Merger.

         7. BANK/INTERIM STOCKHOLDER APPROVAL. The affirmative vote of the holders of two- thirds of the outstanding shares of the Bank and Interim Bank No. 3 shall be required to approve this Plan of Merger.

         8. MUTUAL HOLDING COMPANY APPROVAL. The approval of a majority of the members of the Mutual Holding Company, as of a specified date shall be required to approve this Plan of Merger.

         9. CANCELLATION OF MIDDLE TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

                  (a) On the Effective Date, (i) each share of Middle Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a Liquidation Account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan, in accordance with Section 17 of the Plan.

                  (b) At or after the Effective Date and prior to the Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Middle Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be converted into outstanding shares of Holding Company Common Stock based upon the Exchange Ratio which is designed to provide Public
Stockholders approximately a percentage of Holding Company Common Stock as Middle Tier Holding Company Stock owned by them before the Conversion and Merger.

         10. DISSENTING SHARES. The stockholders of the Middle Tier Holding Company shall have dissenter and appraisal rights in connection with their vote on the Conversion and Reorganization to the extent required by Section 552.14 of the Regulations Applicable to All Savings Associations, or any successor thereto.

         11. DEPOSITS OF THE BANK. All deposit accounts of the Bank shall remain without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values. After the Effective Date, the resulting savings bank will continue to issue deposit accounts on the same basis as immediately prior to the Effective Date.

         12. EFFECT OF MERGER. Upon the Effective Date of the Merger, all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim Bank No. 3 would inure to it, shall immediately by operation of law and without any conveyance, transfer or further action, become the property of the Bank, which shall have, hold and enjoy them in its own right as fully and to the same extent as they were possessed, held and enjoyed by the Bank immediately prior to the Effective Date of the Merger. The resulting bank shall be deemed to be a continuation of the entity of both Interim Bank No. 3 and the Bank and all of the rights and obligations of Interim Bank No. 3 shall remain unimpaired; and the resulting bank, upon the Effective Date of the Merger, shall succeed to all those rights and obligations and the duties and liabilities connected therewith.

         13. DIRECTORS AND EXECUTIVE OFFICERS. The persons who are the current officers and directors of the Bank will be the directors and officers of the resulting bank and such terms or positions will be unchanged.

         14. ABANDONMENT OF PLAN OF MERGER. This Plan of Merger may be abandoned by either Interim Bank No. 3 or the Bank at any time before the Effective Date in the manner set forth in Section 28 of the Plan.

         15. AMENDMENT OF THIS PLAN OF MERGER. This Plan of Merger may be amended or modified at any time by mutual agreement of the Boards of Directors of Interim Bank No. 3 and the Bank in the manner set forth in Section 29 of the Plan.

         16. GOVERNING LAW. This Plan of Merger is made pursuant to, and shall be construed and be governed by, the laws of the United States, and the rules and regulations promulgated thereunder, including without limitation, the rules and regulations of the OTS.

         17. ALL TERMS INCLUDED. This Plan of Merger sets forth all terms, conditions, agreements and understandings of the Holding Company, Interim Bank No. 3 and the Bank with respect to the Conversion.

         18. COUNTERPARTS. This Plan of Merger may be executed in several identical counterparts, each of which when executed by the Parties and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Plan of Merger, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

                                                     OSAGE FEDERAL MHC



Attest:                                              By:
        ----------------------------                          -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE INTERIM BANK NO. 3



Attest:                                              By:
       -----------------------------                          -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President


                                                     OSAGE FEDERAL BANK



Attest:                                              By:
        ----------------------------                          -------------------------------------
         Frances Altaffer                                     Mark S. White
         Secretary                                            President